UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1933

LeddarTech Holdings Inc.

(Exact name of registrant as specified in its charter)

Québec	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4535, boulevard Wilfrid-Hamel, Suite 240 Québec, Canada	G1P 2J7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class to be registered
Common shares, without par value	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one common share at an exercise price of $11.50 per share, subject to adjustment	The Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-275381

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are common shares without par value (the “Common Shares”) and warrants, each entitling the holder thereof to purchase one Common Share at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”), of LeddarTech Holdings Inc. (the “Registrant”).

The description of the Common Shares and Warrants contained in the section titled “Description of Surviving Company’s Securities” under the captions “Surviving Company Common Shares,” and “Surviving Company Warrants” in the proxy statement/prospectus forming a part of the Registrant’s registration statement on Form F-4, File No. 333-275381, as amended from time to time (the “Registration Statement”) and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on December 4, 2023, is incorporated herein by reference.

Any prospectus or prospectus supplement to the Registration Statement that includes descriptions of the Common Shares and/or Warrants subsequently filed with the Commission is hereby also incorporated by reference herein.

The Common Shares and Warrants to be registered hereunder have been approved for listing on the Nasdaq Global Market under the symbols “LDTC” and “LDTCW”, respectively.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 21, 2023	LeddarTech Holdings Inc.

	By:	/s/ Christopher P. Stewart
Christopher P. Stewart Chief Financial Officer

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